SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                 ______________________________


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 14, 1997




                    HALTER MARINE GROUP, INC.
     (Exact name of registrant as specified in its charter)


   Delaware                  333-6967           75-2656828
(State or other            (Commission       (I.R.S. Employer
jurisdiction of            File Number)      Identification No.)
incorporation)





13085 Industrial Seaway Road, Gulfport, Mississippi      39503
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:   (601)896-0029


                        (Not Applicable)
  (Former name or former address, if changed since last report)

            INFORMATION TO BE INCLUDED IN THE REPORT




Item 5. Other Events.

     On February 14, 1997, Halter Marine Group, Inc. ("Halter") issued a press release announcing that, subject to certain conditions in the stock purchase agreement including approval of governmental regulatory agencies and the board of directors of Halter, a wholly-owned subsidiary of Halter has entered into an agreement to acquire fifty-one percent (51%) of the common stock of Texas Drydock, Inc. for cash and that Halter has an option to acquire, and the Texas Drydock, Inc. sellers have an option to sell, the remaining common stock to Halter under certain circumstances.

     The press release is filed herewith as Exhibit 99(1) and is incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (a)  Finanancial Statements.

          Not applicable.

     (b)  Exhibits.

          99(1)     Press release of Registrant dated February 14.
                    1997.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Halter Marine Group, Inc.
                              (Registrant)


                              By:  /s/ John Dane, III
                                   John Dane, III
                                   Chairman, President and
                                   Chief Executive Officer

Date: February 20, 1997

                         EXHIBIT 99(1)

       [LETTERHEAD AND LOGO OF HALTER MARINE GROUP, INC.]


NEWS RELEASE

                                   Contact:  Keith Voigts
                                             Sr. Vice President
                                             (601) - 897-4895

FOR IMMEDIATE RELEASE
Feb. 14, 1997

     GULFPORT, Miss. - Halter Marine Group, Inc. (ASE:HLX) today announced, subject to certain conditions in the stock purchase agreement including the approval of governmental regulatory agencies and the board of directors of Halter, that a wholly owned subsidiary of Halter has entered into an agreement to acquire fifty-one percent (51%) of the common stock of Texas Drydock, Inc. for cash. Halter has an option to acquire, and the Texas Drydock, Inc. sellers have an option to sell, the remaining common stock to Halter under certain circumstances.

     If closed in accordance with the terms and conditions of the agreement, consummation of this transaction is anticipated to take place within ninety (90) days. Terms of the acquisition were not disclosed.

     Texas Drydock, Inc. is a leading marine repair and manufacturing company for offshore drilling and workover units. It operates six ship yards located in southeast Texas. Its revenues in the latest fiscal year ending Sept. 30, 1996 were approximately $73 million.

     Halter Chairman, President and Chief Executive Officer John Dane III stated, "The acquisition of this interest in Texas Drydock, Inc. would complement the business of Halter in marine repair, and as the new construction market for offshore drilling and petroleum related products increases, Texas Drydock would offer an expanded range of products. Certain key management would remain with Texas Drydock, including Tom Weller, chairman of the board, who would serve as a consultant, and Don Covington, who wold remain as its president."

     Halter Marine Group, Inc., with headquarters in Gulfport, Miss., manufactures and markets a broad range of small- to medium-size ocean-going commercial, military and government vessels, including offshore support vessels, offshore double hull tank barges, patrol boats, landing craft, oceanographic research vessels, tugboats and luxury yachts.


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